Exhibit 99.1

          ViewCast Strengthens Management Team; Horace Irwin
      Named Vice-President of Marketing and Business Development

    DALLAS--(BUSINESS WIRE)--June 1, 2004--Today, ViewCast Corporation (OTCBB:VCST), a leading global provider of high-quality audio and video communications products and professional IT services, announced the appointment of Horace Irwin, a marketing and sales veteran, as the Corporate Vice President of Marketing and Business Development. Irwin comes to ViewCast with a wealth of relevant experience gained from his 30 years of strategic marketing, sales, and operations positions. He will assume responsibility for all marketing and business development activities on Tuesday, June 1, 2004.
    Most recently Mr. Irwin was the Vice President of Marketing and Sales for Dallas-based Qnet Information Services, one of the fastest growing IT solutions companies in the Southwest region. During his tenure, the company tripled in revenue growth.
    "The addition of Horace to our management team is a strategic step as we concentrate on moving our company to the next level," said George Platt, ViewCast President and CEO. "Horace brings a wealth of reputable experience and creative marketing vision to our senior management team. He will be key to our continued growth in the video communications industry, and we are confident that he will enhance and strengthen our market awareness."
    Irwin's experience includes senior level positions at AMX Corporation, Advantage Marketing Group, Club Corporation of America and Adolph Coors Company.
    "I'm excited about the opportunity to become a part of an already strong management team. My marketing and management experiences should allow me to contribute to accomplishing ViewCast's goals," said Irwin. "ViewCast's video communication products are expanding into the market with the Osprey Video brand already well known and respected among users. I look forward to building on this reputation."
    The Company also announced that Harry Bruner, Sr. Vice President of Sales and Marketing, has resigned to pursue other interests. With the departure of Mr. Bruner, George Platt will manage the sales organization as Mr. Irwin focuses on the marketing functions.

    About ViewCast Corporation

    ViewCast develops multiple video and audio communications products for delivering content dynamically via a variety of networks and includes Osprey(R) Video capture cards, Niagara(R) video encoders/servers and ViewCast IVN(TM) enterprise software and systems. Our products address the video capture, processing and delivery requirements for a broad range of applications and markets. ViewCast also provides professional IT services focused on merged data and video networks through its wholly owned subsidiary Delta Computec Inc.
    Visit the company's Web site (http://www.viewcast.com) for more information.

    Safe Harbor Statement

    Certain statements contain "forward-looking" information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause the actual results to differ materially include, without limitation, the following the ability of the company to develop and market new products as technology evolves; and increased competition in the video communications and IT services market. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the company's forward-looking statements, please refer to the company's reports on Form 10-KSB and 10-QSB on file with the Securities and Exchange Commission.
    All trademarks are property of their respective holders.


    CONTACT: ViewCast Corporation
             Mark Fears, 972-488-7200
             Fax: 972-488-7199
             mfears@viewcast.com
                 or
             Shelton
             VCST Investor Contact
             Barry Sievert, 972-239-5119
             Fax: 972-239-2292
             bsievert@sheltongroup.com